EXHIBIT 31.1
CERTIFICATION PURSUANT TO
18 USC, SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES OXLEY ACT OF 2002
I, Bradley Nattrass, certify that:
1.I have reviewed this annual report on Form 10-K/A (Amendment No. 1) of urban-gro, Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: April 25, 2024	/s/ Bradley Nattrass
Bradley Nattrass
Chairperson of the Board of Directors and Chief Executive Officer